Supplement No. 2
                             to
              Prospectus Dated October 16, 1996
                     1,768,165 Shares of
            Planet Hollywood International, Inc.
                    Class A Common Stock
                      ($.01 par value)



          An aggregate of 1,000 shares of the Company's
Class A Common Stock were sold by a Selling Stockholder on
February 19, 1997 at $17-3/4, 2,000 shares on February 20,
1997 at $17-5/8, and 1,261 shares on February 20, 1997 at
$165/8.

          All the 4,261 shares of Class A Common Stock described above were sold by the Selling Stockholder to PaineWebber Inc. ("PaineWebber"), as principal. PaineWebber has resold or will resell such shares in the manner described under "Plan of Distribution." Any compensation in the form of discounts, fees or commissions and any profits on the sales of such shares may be deemed underwriting discounts or commissions.

















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   The date of this Prospectus Supplement is March 5, 1997